Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of September 16, 2013, by and among the parties that are signatories hereto as Guarantors (each, a “Guarantor” and, together, the “Guarantors”), Trinseo Materials Operating S.C.A, a partnership limited by shares (société en commandite par actions) organized and existing under the laws of the Grand Duchy of Luxembourg , having its registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach and registered with the Luxembourg Trade and Companies Register under number B 153586 (the “Company”), Trinseo Materials Finance, Inc., a Delaware corporation (“Trinseo Finance” and, together with the Company, the “Issuers”) and Wilmington Trust, National Association, as Trustee and Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuers, the Guarantors and the Trustee and Collateral Agent have heretofore executed and delivered an indenture dated as of January 29, 2013 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $1,325.0 million of 8.750% Senior Secured Notes due 2019 of the Issuers (the “Notes”);

WHEREAS, the Issuers, the Trustee and certain direct and indirect parents of the Company (the “Guaranteeing Parents”) previously executed a first supplemental indenture, dated March 12, 2013 (the “First Supplemental Indenture”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, any Guarantor and the Trustee are authorized to execute and deliver a Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder to make any change that does not adversely affect the rights of any Holder in any material respect;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AMENDMENT OF FIRST SUPPLEMENTAL INDENTURE

SECTION 2.1. Amendment of Section 3.3. Section 3.3 of the First Supplemental Indenture is hereby deleted.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.2. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 13.10 (JURISDICTION) OF THE INDENTURE SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE. THE APPLICATION OF THE PROVISIONS SET OUT IN ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES DATED AUGUST 10, 1915 IS EXCLUDED.

SECTION 3.3. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.5. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.6. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.7. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRINSEO MATERIALS OPERATING S.C.A. Acting through its general partner Trinseo Materials S.à r.l.

By:	/s/ John Feenan
	Name:	John Feenan
	Title:	Authorized Signatory

TRINSEO MATERIALS FINANCE, INC.

By:	/s/ John Feenan
	Name:	John Feenan
	Title:	EVP and CFO

[Signature Page to Supplemental Indenture]

TRINSEO S.A.
Société anonyme
4, rue Lou Hemmer, L-1748 Luxembourg-Findel R.C.S. Luxembourg: B 153.549

as a Guarantor

By:	/s/ Ailbhe Jennings
Name: Ailbhe Jennings
Title: Manager

STYRON LUXCO S.À R.L.
Société à responsabilité limitée
4, rue Lou Hemmer, L-1748 Luxembourg-Findel R.C.S. Luxembourg: B 153.577
Share Capital: USD 162,815,835.14

as a Guarantor

By:	/s/ Ailbhe Jennings
Name: Ailbhe Jennings
Title: Manager

TRINSEO MATERIALS S.À R.L.
Société à responsabilité limitée
4, rue Lou Hemmer, L-1748 Luxembourg-Findel R.C.S. Luxembourg: B 162.639
Share Capital: USD 23,517,398.72

as a Guarantor

By:	/s/ Ailbhe Jennings
Name: Ailbhe Jennings
Title: Manager

STYRON HOLDING S.À R.L.
Société à responsabilité limitée
4, rue Lou Hemmer, L-1748 Luxembourg-Findel R.C.S. Luxembourg: B 153.582
Share Capital: USD 162,815,834.12

as a Guarantor

By:	/s/ Ailbhe Jennings
Name: Ailbhe Jennings
Title: Manager

[Signature Page to Supplemental Indenture]

Given the common seal of

STYRON INVESTMENT HOLDINGS IRELAND

Director

Alternate Director

[Signature Page to Supplemental Indenture]

STYRON HOLDING B.V.
as a Guarantor

By:	/s/ F.J.C.M. Kempenaars
	Name:	F.J.C.M. Kempenaars
	Title:	Director

STYRON NETHERLANDS B.V.
as a Guarantor

By:
Name:
	Title:	Director

By:
Name:
	Title:	Director

[Signature Page to Supplemental Indenture]

STYRON FINANCE LUXEMBOURG S.À R.L.

Société à responsabilité limitée
4, rue Lou Hemmer, L-1748 Luxembourg-Findel
R.C.S. Luxembourg: B 151.012
Share Capital: USD 25,001.- as a Guarantor

By:	/s/ Ailbhe Jennings
	Name:	Ailbhe Jennings
	Title:	Manager

[Signature Page to Supplemental Indenture]

Styron Deutschland GmbH

By:	/s/ Ralf Irmert
	Name:	Ralf Irmert
	Title:	Managing Director

Styron Deutschland Anlagengesellschaft mbH

By:	/s/ Hans-Heinrich Neuhaus
	Name:	Hans-Heinrich Neuhaus
	Title:	Managing Director

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, Styron (Hong Kong) Limited has caused this Supplemental Indenture to be duly executed and delivered as a deed, as of the date first above written.

STYRON (HONG KONG) LIMITED
SEALED with the COMMON SEAL of STYRON (HONG KONG) LIMITED and SIGNED by Lee Chung Lok,
/s/ Lee Chung Lok
[Signature of Director]
Director
in the presence of:
/s/ Law Chi Man
[Signature of Witness]
Name of Witness: Law Chi Man
Address of Witness: 40 - 50 Tsing Yi Road, Tsing Yi, Hong Kong
Occupation of Witness: Secretary

[Signature Page to Supplemental Indenture]

Given under the common seal of STYRON MATERIALS IRELAND
Director

Alternate Director

[Signature Page to Supplemental Indenture]

STYRON BELGIUM BVBA,
as a Guarantor

By:	/s/ F.J.C.M. Kempenaars
	Name:	F.J.C.M. Kempenaars
	Title:	Director Styron Belgium B.V.B.A.

[Signature Page to Supplemental Indenture]

STYRON UK LIMITED
as a Guarantor

By:	/s/ Walter Bosschieter
	Name:	Walter Bosschieter
	Title:	Director

[Signature Page to Supplemental Indenture]

Executed by Styron Australia Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Tim Thomas	/s/ Mark Stewart Tucker
Signature of director	Signature of company secretary/director

Tim Thomas	Mark Stewart Tucker
Full name of director	Full name of company secretary/director

[Signature Page to Supplemental Indenture]

STYRON ITALIA S.R.L.
as a Guarantor

By:	/s/ Fabio Cataldi
	Name:	Fabio Cataldi
	Title:	President and Managing Director

[Signature Page to Supplemental Indenture]

STYRON CANADA ULC

Per:	/s/ Marina H. Zivik
	Name:	Marina H. Zivik
	Title:	President

[Signature Page to Supplemental Indenture]

The COMMON SEAL of	)
STYRON HOLDINGS ASIA PTE. LTD.	)
was hereunto affixed in accordance with its	)
Articles of Association:	)

/s/ Dongyu CAI
Dongyu CAI
Director
/s/ Catherine Lim Siok Ching
Catherine Lim Siok Ching
Secretary

[Signature Page to Supplemental Indenture]

The COMMON SEAL of	)
STYRON SINGAPORE PTE. LTD.	)
was hereunto affixed in accordance with its	)
Articles of Association:	)

/s/ Dongyu CAI
Dongyu CAI
Director
/s/ Catherine Lim Siok Ching
Catherine Lim Siok Ching
Secretary

[Signature Page to Supplemental Indenture]

STYRON EUROPE GMBH,
as a Guarantor

By:	/s/ Marco Levi
Name: Marco Levi
Title: Director

[Signature Page to Supplemental Indenture]

STYRON SVERIGE AB,
as a Guarantor

By:	/s/ Erkki Kesti
	Name:	Erkki Kesti,
	Title:	Authorised Signatory

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Signature Page to Supplemental Indenture]